CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS LIFE SERIES FUND
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A (File Nos. 002-94809 and 811-04325) of our report dated February 2, 2004 relating to the December 31, 2003 financial statements of First Investors Life Series Fund, which are included in said Registration Statement.



                                            /s/ Tait, Weller & Baker

                                            TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 26, 2004